EXHIBIT 23.1



                    CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in the following Registration Statements and in the related prospectuses of our report dated February 3, 2000 on the consolidated balance sheets of Sky Financial Group, Inc. as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999; which report is included in this Annual Report on Form 10-K.

Form S-8 No. 333-67233
Form S-8 No. 333-47315 (Post-Effective Amendment No.1 on Form S-8 to Form S-4) Form S-8 No. 333-60741 (Post Effective Amendment No.1 on Form S-8 to Form S-4) Form S-3 No. 333-64127 (Filed as Citizens Bancshares, Inc.)
Form S-8 No. 333-18867 (Filed as Citizens Bancshares, Inc.)




                                  /s/ Crowe, Chizek and Company LLP

                                      Crowe, Chizek and Company LLP


Columbus, Ohio
March 21, 2000